Exhibit 99.1
INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2011 and twelve months ended December 31, 2010	F-4
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-6

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Introduction
     On June 3, 2011, AMB Property Corporation (“AMB”) and ProLogis combined through a merger of equals (the “Merger”). As a result of the Merger, each outstanding ProLogis common share was converted into 0.4464 shares of AMB common stock, with cash paid in lieu of fractional shares. At the time of the Merger, AMB changed its name to Prologis, Inc. After consideration of all applicable factors pursuant to the business combination accounting rules, the Merger resulted in a reverse acquisition in which AMB was considered the “legal acquirer” because AMB issued its common stock to ProLogis shareholders and ProLogis was considered the “accounting acquirer” due to various factors including that ProLogis shareholders hold the largest portion of the voting rights in the merged entity and ProLogis appointees represent the majority of the board of directors of the combined entity.
     In April 2011, we purchased 11.1 million ordinary units of PEPR, increasing our ownership interest to approximately 39%, and launched a mandatory tender offer to acquire any or all of the outstanding ordinary units and convertible preferred units of PEPR that we did not own at that time. On May 25, 2011, we settled our mandatory tender offer that resulted in the acquisition of an additional 96.5 million ordinary units and 2.7 million convertible preferred units of PEPR. During all of the second quarter of 2011, we made aggregate cash purchases of €715.8 million ($1.0 billion), including through the tender offer and open market and negotiated purchases. We funded the purchases through borrowings under our global line of credit and a new €500 million bridge facility, which was subsequently repaid with proceeds from our June equity offering.
     Upon completion of the tender offer, we met the requirements to consolidate PEPR. In addition, in accordance with the accounting rules for business combinations, we marked our equity investment in PEPR from carrying value to fair value of approximately €486 million, which resulted in the recognition of a gain of €59.6 million ($85.9 million). The fair value was based on the trading price and our acquisition price for the PEPR units previously outstanding and purchased during the tender offer period, respectively. As of June 30, 2011, we owned approximately 92.3% of the voting ordinary units of PEPR and 94.6% of the convertible preferred units.
Pro forma information
     The following unaudited pro forma financial information presents our results as though the Merger and the acquisition of PEPR had been consummated as of January 1, 2010. The pro forma information does not necessarily reflect the actual results of operations had the transactions been consummated at the beginning of the period indicated nor is it indicative of future operating results. The pro forma information only includes income through continuing operations and does not give effect to any cost synergies or other operating efficiencies that could result from the Merger as well as does not include any merger and integration expenses. The results of operations for the six months ended June 30, 2011 include approximately one month of actual results for both the Merger and the PEPR acquisition and pro forma adjustments for the remaining five months.
     Pro forma adjustments, and the assumptions on which they are based, are described in the accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements, which are referred to in this Section as the Notes.
     The pro forma information has been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”). All significant adjustments necessary to reflect the effects of the Merger and acquisition of PEPR that can be factually supported within the SEC regulations covering the preparation of pro forma financial statements have been made. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the combined operating results or financial position that would have occurred if such transactions had been consummated on the dates and in accordance with the assumptions described herein, nor is it necessarily indicative of future operating results or financial position.
     You are urged to read the pro forma information below together with ProLogis’ and AMB’s publicly available historical consolidated financial statements and accompanying notes, which are available on the SEC’s website at www.sec.gov.
Merger Consideration
     As ProLogis was the accounting acquirer, the calculation of the purchase price for accounting purposes is based on the price of ProLogis common shares and the number of ProLogis common shares that ProLogis would have had to issue to achieve a similar ownership split between AMB and ProLogis shareholders. The preliminary purchase price allocation reflects estimated aggregate consideration of approximately $5.9 billion, as calculated below (in millions, except price per share):

ProLogis shares and limited partnership units outstanding at June 2, 2011 (60% of total shares of the combined company)	571.4
Total shares of the combined company (for accounting purposes)	952.3

Number of AMB shares to be issued (40% of total shares of the combined company)	380.9
Multiplied by price of ProLogis common shares on June 2, 2011	$15.21

Estimated consideration associated with common shares issued	$5,794.1
Add estimated consideration associated with shared based payment awards	62.4

Total estimated consideration	$5,856.5

Transaction Costs
     In connection with the Merger, we have incurred and expect to incur additional significant transaction, integration, and transitional costs. These costs include investment banker advisory fees; legal, tax, accounting and valuation fees; termination and severance costs (both cash and stock based compensation awards) for terminated and transitional employees; systems conversion costs; and other integration costs. These costs are expensed as incurred, which in some cases will be through the end of 2012. The costs that were obligations of AMB and expensed pre-merger are not included. At the time of the Merger, we terminated our existing credit facilities and wrote-off the remaining unamortized deferred loan costs associated with such facilities, which is included as a merger expense. In addition, we have included costs associated with the acquisition of a controlling interest in PEPR. The following is a breakdown of the costs incurred during 2011 (in thousands).

Six Months Ended
June 30,
2011
Professional fees	$41,489
Termination, severance and employee costs	31,096
Office closure, travel and other costs	22,345
Write-off of deferred loan costs	10,869

Total	$105,799

     The unaudited pro forma condensed consolidated financial statements included herein do not give effect to any potential cost reductions or other operating efficiencies that we expect to result from the Merger.

PROLOGIS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For six months ended June 30, 2011
(in thousands, except per share data)

		AMB	AMB Pro		PEPR	PEPR Pro		Prologis,
	Prologis	Historical	Forma		Historical	Forma		Inc. Pro
	Historical	(A) (B)	Adjustments		(A)	Adjustments		Forma

Revenues:
Rental Income	$500,088	$263,591	$(7,525)	(C)	166,261	$(2,497)	(I)	$919,918
Property management and other fees and incentives	61,481	13,086	—		—	(11,672)	(J)	62,895
Development management and other income	13,239	—	—		2	—		13,241

Total revenues	574,808	276,677	(7,525)		166,263	(14,169)		996,054

Expenses:
Rental expenses	144,447	83,791	—	(D)	32,709	—		260,947
General and administrative and private capital expense	113,171	46,337	—	(D)	21,735	(11,672)	(K)	169,571
Depreciation and amortization	205,744	87,854	23,678	(E)	50,481	25,649	(L)	393,406
Other expenses	10,271	2,392	—		—	—		12,663

Total expenses	473,633	220,374	23,678		104,925	13,977		836,587

Operating income (loss)	101,175	56,303	(31,203)		61,338	(28,146)		159,467
Other income (expense):
Earnings (loss) from unconsolidated investees, net	25,040	11,039	(6,752)	(F)	—	850	(M)	30,177
Interest income	—	930	—		197	—		1,127
Interest expense	(203,621)	(58,660)	15,470	(G)	(56,001)	9,963	(N)	(292,849)
Impairment of goodwill and other assets	(103,823)	—	—		—	—		(103,823)
Other income (expense), net	2,698	2,676	—		(78)	—		5,296
Net gains on dispositions of investments in real estate	106,254	—	—		—	—		106,254
Foreign currency exchange losses, net	(8,881)	(2,448)	—		(231)	—		(11,560)

Total other income (expense)	(182,333)	(46,463)	8,718		(56,113)	10,813		(265,378)

Earnings (loss) before income taxes	(81,158)	9,840	(22,485)		5,225	(17,333)		(105,911)
Current income tax expense	11,816	7,959	—		9,017	—		28,792
Deferred income tax expense (benefit)	982	(939)	—		2,104	—		2,147

Total income taxes	12,798	7,020	—		11,121	—		30,939

Earnings (loss) from continuing operations	(93,956)	2,820	(22,485)		(5,896)	(17,333)		(136,850)
Net earnings attributable to noncontrolling interests	(285)	(4,149)	—		409	—		(4,025)

Net loss from continuing operations attributable to controlling interests	(94,241)	(1,329)	(22,485)		(5,487)	(17,333)		(140,875)
Less preferred share dividends	14,011	7,904	—		3,746	(3,746)	(O)	21,915

Net loss from continuing operations attributable to common shares	$(108,252)	$(9,233)	$(22,485)	(D)	(9,233)	$(13,587)		$(162,790)

Weighted average common shares outstanding — Basic (H)	281,384	169,474						458,754
Weighted average common shares outstanding — Diluted(H)	281,384	169,474						458,754
Net loss from continuing operations per share attributable to common shares — Basic (H)	$(0.38)	$(0.05)						$(0.35)
Net loss from continuing operations per share attributable to common shares — Diluted (H)	$(0.38)	$(0.05)						$(0.35)

PROLOGIS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For twelve months ended December 31, 2010
(in thousands, except per share data)

		AMB	AMB Pro		PEPR	PEPR Pro		Prologis,
	ProLogis	Historical	Forma		Historical	Forma		Inc. Pro
	Historical	(A) (B)	Adjustments		(A)	Adjustments		Forma

Revenues:
Rental income	$771,308	$602,640	$(10,059)	(P)	$387,901	$2,706	(V)	$1,754,496
Private capital revenue	120,326	30,860	—		—	(28,883)	(W)	122,303
Development management and other income	17,521	—	—		3,747	—		21,268

Total revenues	909,155	633,500	(10,059)		391,648	(26,177)		1,898,067

Expenses:
Rental expenses	223,924	188,710	—	(Q)	73,615	—		486,249
General and administrative and private capital expense	206,640	126,464	—	(Q)	38,569	(28,883)	(X)	342,790
Impairment of real estate properties	736,612	—	—		—	—		736,612
Depreciation and amortization	319,602	196,636	71,041	(R)	121,660	61,052	(Y)	769,991
Restructuring charges	—	4,874	—		—	—		4,874
Other expenses	16,355	3,197	—		2	—		19,554

Total expenses	1,503,133	519,881	71,041		233,846	32,169		2,360,070

Operating income (loss)	(593,978)	113,619	(81,100)		157,802	(58,346)		(462,003)
Other income (expense):
Earnings (loss) from unconsolidated investees, net	23,678	17,372	(23,353)	(S)	—	(19,535)	(Z)	(1,838)
Interest income	5,022	1,390	—		—	—		6,412
Interest expense	(461,166)	(130,338)	37,128	(T)	(134,019)	12,015 (AA)		(676,380)
Impairment of goodwill and other assets	(412,745)	—	—		—	—		(412,745)
Other income (expense), net	10,825	(1,891)	—		435	—		9,369
Net gains on dispositions of investments in real estate	28,488	6,739	—		—	—		35,227
Foreign currency exchange gains (losses), net	(11,081)	4,044	—		(982)	—		(8,019)
Loss on early extinguishment of debt, net	(201,486)	(2,892)	—		(1,968)	—		(206,346)

Total other income (expense)	(1,018,465)	(105,576)	13,775		(136,534)	(7,520)		(1,254,320)

Earnings (loss) before income taxes	(1,612,443)	8,043	(67,325)		21,268	(65,866)		(1,716,323)
Current income tax expense (benefit)	21,724	(2,928)	—		16,787	—		35,583
Deferred income tax expense (benefit)	(52,223)	1,619	—		(34,716)	—		(85,320)

Total income taxes	(30,499)	(1,309)	—		(17,929)	—		(49,737)

Gain (loss) from continuing operations	(1,581,944)	9,352	(67,325)		39,197	(65,866)		(1,666,586)
Net earnings attributable to noncontrolling interests	(43)	(6,078)	—		2,428	—		(3,693)

Net earnings (loss) from continuing operations attributable to controlling interests	(1,581,987)	3,274	(67,325)		41,625	(65,866)		(1,670,279)
Less preferred share dividends	25,424	16,269	—		8,647	(8,647) (BB)		41,693

Net earnings (loss) from continuing operations attributable to common shares	$(1,607,411)	$(12,995)	$(67,325)	(Q)	$32,978	$(57,219)		$(1,711,972)

Weighted average common shares outstanding — Basic (U)	491,744	161,988						458,754
Weighted average common shares outstanding — Diluted(U)	491,744	161,988						458,754
Net loss from continuing operations per share attributable to common shares — Basic (U)	$(3.27)	$(0.08)						$(3.73)
Net loss from continuing operations per share attributable to common shares — Diluted (U)	$(3.27)	$(0.08)						$(3.73)

Notes to unaudited pro forma condensed consolidated financial statements
(1)	Basis of Preliminary Purchase Price Allocation

The allocation of purchase price requires a significant amount of judgment. The following purchase price allocation was based on our preliminary valuation, estimates and assumptions of the acquisition date fair value of the tangible and intangible assets and liabilities acquired and is subject to change. Such final determination of the purchase price allocation may be significantly different than reflected below. The preliminary allocation of the purchase price was as follows (in millions):

Investments in real estate properties	$8,103.7
Investments in and advances to unconsolidated investees	1,632.2
Cash, accounts receivable and other assets	736.5
Debt	(3,646.7)
Accounts payable, accrued expenses and other liabilities	(463.6)
Noncontrolling interests	(505.6)

Total estimated purchase price of the Merger	$5,856.5

We have preliminarily allocated the aggregate purchase price, representing the share of PEPR we owned at the time of consolidation of €1.1 billion or ($1.6 billion) as set forth below. The allocation was based on our preliminary valuation, estimates and assumptions of the acquisition date fair value of the tangible and intangible assets and liabilities acquired and is subject to change. The primary areas of the purchase price allocation that are not yet completed relate to the valuation of the intangible lease assets associated with the real estate portfolio of PEPR of 232 industrial buildings in 11 countries in Europe aggregating approximately 53.0 million square feet. The preliminary allocation of the purchase price was as follows (in millions):

Investments in real estate properties	$4,456.3
Cash, accounts receivable and other assets	100.7
Debt	(2,240.8)
Accounts payable, accrued expenses and other liabilities	(555.6)
Noncontrolling interest	(133.7)

Total estimated purchase price of PEPR	$1,626.9

(2)	Pro Forma Adjustments — The pro forma adjustments to the Statement of Operations assumes that a purchase price allocation done as of January 1, 2010 would have been equivalent to the amounts (in United States dollars) assigned based on the purchase price allocation done as of the date of the Merger and PEPR acquisition.
(A)	AMB’s historical numbers date from January 1, 2010 through June 2, 2011. PEPR historical numbers are from January 1, 2010 through May 25, 2011.

(B)	Reclassifications

Represents the reclassification of certain AMB balances to conform to the ProLogis presentation as described below:
•	AMB includes Interest Income and Foreign Currency Exchange Gains (Losses) in Other Income (Expense). ProLogis presents these balances as separate line items within the same section of the Statement of Operations. AMB’s interest income and foreign currency exchange gains have been reclassified to conform to ProLogis’ presentation.

•	AMB includes Current Income Tax Expense and Deferred Income Tax Expense as a component of General and Administrative Expenses. ProLogis presents both current and deferred income tax expense as separate line items following Earnings (Loss) Before Income Taxes. AMB’s current and deferred income tax balances have been reclassified to conform to ProLogis’ presentation.
Statement of Operations Adjustments
(C)	Rental income is adjusted to: (i) remove $9.1 million AMB’s historical straight-line rent adjustment; (ii) recognize $12.0 million of total minimum lease payments provided under the acquired leases on a straight-line basis over the remaining term of the lease as of January 1, 2010; (iii) remove $1.1 million of AMB’s historical amortization of the asset or liability created from previous acquisitions of leases with favorable or unfavorable rents; and (iv) amortization of the asset or liability from the acquired leases with favorable or unfavorable rents relative to estimated market rents, including a reduction of $11.3 million from amortization of the asset and an increase of $1.9 million from amortization of the liability both from January 1, 2010.

(D)	The Merger is expected to create operational and general and administrative cost savings, including property management cost savings, investment management expenses, and costs associated with corporate administration and infrastructure, including duplicative public company costs. However, there can be no assurances that there will be success in achieving these anticipated results. Because these adjustments cannot be factually supported, the pro forma statements do include any estimate of the expected future cost savings.

(E)	Depreciation and amortization expense is adjusted to: (i) remove $87.9 million of AMB’s historical depreciation and amortization expense; (ii) recognize real estate depreciation expense of $101.1 million as a result of the adjustment of AMB real estate assets to estimated acquisition date fair value; (iii) reflect amortization expense of $5.7 million for intangible assets recognized related to the estimated value of in-place leases as of January 1, 2010; (iv) recognize depreciation expense of $1.2 million on corporate and non-real estate assets based on the estimated acquisition date fair value; and (v) recognize amortization for management contracts acquired of $3.5 million based on the fair value of the acquired contracts. The fair value of the acquired management contracts was calculated by discounting future expected cash flows under these agreements. Our preliminary valuations of the intangible assets were based, in part, on a valuation prepared by an independent valuation firm.

(F)	Earnings (loss) from unconsolidated investees were adjusted to reflect fair value. As a result, AMB’s equity in earnings was adjusted for the impact that AMB would have recognized from these investees, such as (i) remove historical depreciation and amortization expense; (ii) recognize depreciation and amortization expense based on the estimated acquisition date fair value; (iii) remove historical interest expense; and (iv) recognize interest expense based on the estimated fair value of the debt as of the estimated acquisition date.

(G)	AMB’s debt was fair valued at acquisition date. The adjustment to interest expense includes; (i) removal of AMB’s historical interest expense of $58.7 million, including amortization of deferred financing costs; and (ii) recognition of interest expense of $43.2 million based on the estimated fair value of assumed debt as of January 1, 2010, net of adjustment to capitalized interest.

(H)	The calculation of basic and diluted loss from continuing operations attributable to common shares per share were as follows (in thousands):

	Six Month Ended June 30, 2011
	Prologis	AMB	Prologis, Inc.
	Historical	Historical	Pro Forma
Loss from continuing operations attributable to common shares	$(108,252)	$(9,233)	$(162,790)
Weighted average common shares outstanding — Basic and Diluted	281,384	169,474	458,754 (*)
Net loss from continuing operations per common share — Basic and Diluted	$(0.38)	$(0.05)	$(0.35)

(*)	The pro forma weighted average shares outstanding assumes the AMB common shares were issued on January 1, 2010 and outstanding the entire period. Since we have a loss from continuing operations, both basic and diluted weighted average shares outstanding were the same.
(I)	Rental income is adjusted to: (i) remove $5.8 million of PEPR’s historical straight-line rent adjustment; and (ii) recognize $3.3 million of total minimum lease payments provided under the acquired leases on a straight-line basis over the remaining term of the lease as of January 1, 2010.

(J)	Property management and other fees and incentives is adjusted to remove management fee income paid from PEPR to Prologis.

(K)	Private capital expense is adjusted to remove management fee expense paid from PEPR to Prologis.

(L)	Depreciation and amortization expense is adjusted to: (i) remove $50.5 million of PEPR’s historical depreciation and amortization expense; and (ii) recognize real estate depreciation expense of $76.1 million as a result of the adjustment of PEPR real estate assets to estimated acquisition date fair value.

(M)	Earnings (loss) from unconsolidated investees is adjusted to remove the equity in earnings previously reported in the Prologis financials that were related to PEPR.

(N)	The adjustment to interest expense includes; (i) removal of PEPR’s historical interest expense of $56 million; (ii) recognition of interest expense of $50.8 million based on the estimated fair value as if the debt was assumed as of January 1, 2010 and (iii) removal of interest expense related to the debt/equity offering to purchase PEPR of $4.8 million.

(O)	Preferred share dividends were adjusted to remove preferred dividends that were paid from PEPR to Prologis.

(P)	Rental income is adjusted to: (i) remove $15.4 million AMB’s historical straight-line rent adjustment; (ii) recognize $28.9 million of total minimum lease payments provided under the acquired leases on a straight-line basis over the remaining term of the lease as of January 1, 2010; (iii) remove $0.9 million of AMB’s historical amortization of the asset or liability created from previous acquisitions of leases with favorable or unfavorable rents; and (iv) amortization of the asset or liability from the acquired leases with favorable or unfavorable rents relative to estimated market rents, including a reduction of $27.2 million from amortization of the asset and an increase of $4.6 million from amortization of the liability both from January 1, 2010.

(Q)	The Merger is expected to create operational and general and administrative cost savings, including property management costs savings, investment management expenses, costs associated with corporate administration and infrastructure, including duplicative public company costs. However, there can be no assurances that there will be success in achieving these anticipated results. Because these adjustments cannot be factually supported, the pro forma statements do include any estimate of the expected future cost savings.

(R)	Depreciation and amortization expense is adjusted to: (i) remove $196.6 million of AMB’s historical depreciation and amortization expense; (ii) recognize real estate depreciation expense of $242.6 million as a result of the adjustment of AMB real estate assets to estimated acquisition date fair value; (iii) reflect amortization expense of $13.7 million for intangible assets recognized related to the estimated value of in-place leases as of January 1, 2010; (iv) recognize depreciation expense of $2.9 million on corporate and non-real estate assets based on the estimated acquisition date fair value; and (v) recognize amortization on management contracts acquired of $8.4 million based on the fair value of the acquired contracts. The fair value of the acquired management contracts was calculated by discounting future expected cash flows under these agreements. Our preliminary valuations of the intangible assets were based, in part, on a valuation prepared by an independent valuation firm.

(S)	Earnings (loss) from unconsolidated investees were adjusted to reflect fair value. As a result, AMB’s equity in earnings was adjusted for the impact that AMB would have recognized from these investees, such as (i) remove historical depreciation and amortization expense; (ii) recognize depreciation and amortization expense based on the estimated acquisition date fair value; (iii) remove historical interest expense; and (iv) recognize interest expense based on the estimated fair value of the debt as of the estimated acquisition date.

(T)	AMB’s debt was fair valued at acquisition date. The adjustment to interest expense includes; (i) removal of AMB’s historical interest expense of $130.3 million, including amortization of deferred financing costs; and (ii) recognition of interest expense of $93.2 million based on the estimated fair value of assumed debt as of January 1, 2010, net of adjustment to capitalized interest.

(U)	The calculation of basic and diluted loss from continuing operations attributable to common shares per share were as follows:

	Twelve Months Ended December 31, 2010
	ProLogis	AMB	Prologis, Inc.
	Historical	Historical	Pro Forma
Loss from continuing operations attributable to common shares	$(1,607,411)	$(12,995)	$(1,711,972)
Weighted average common shares outstanding — Basic and Diluted	491,744	161,988	458,754 (*)
Net loss from continuing operations per common share — Basic and Diluted	$(3.27)	$(0.08)	$(3.73)

(*)	The pro forma weighted average shares outstanding assumes the AMB common shares were issued on January 1, 2010. Since we have a loss from continuing operations, both basic and diluted weighted average shares outstanding were the same.
(V)	Rental income is adjusted to: (i) remove $5.1 million of PEPR’s historical straight-line rent adjustment; and (ii) recognize $7.8 million of total minimum lease payments provided under the acquired leases on a straight-line basis over the remaining term of the lease as of January 1, 2010.

(W)	Property management and other fees and incentives is adjusted to remove management fee income paid from PEPR to ProLogis.

(X)	Private capital expense is adjusted to remove management fee expense paid from PEPR to ProLogis.

(Y)	Depreciation and amortization expense is adjusted to: (i) remove $121.7 million of PEPR’s historical depreciation and amortization expense; and (ii) recognize real estate depreciation expense of $182.7 million as a result of the adjustment of PEPR real estate assets to estimated acquisition date fair value.

(Z)	Earnings (loss) from unconsolidated investees is adjusted to remove the equity earnings previously reported in the ProLogis financials which were related to PEPR.

(AA)	The adjustment to interest expense includes; (i) removal of PEPR’s historical interest expense of $134 million and (ii) recognition of interest expense of $122 million based on the estimated fair value as if the debt was assumed as of January 1, 2010.

(BB)	Preferred share dividends were adjusted to remove preferred dividends that were paid from PEPR to ProLogis.